                                                                    EXHIBIT 99.1

                            SBS DATA SERVICES, INC.

                             FINANCIAL STATEMENTS

SBS DATA SERVICES, INC.
CONTENTS

===============================================================================




                                                                Page
                                                                ----

Independent Auditors' Report                                       1

Balance Sheets                                                     2

Statements of Income                                               3

Statements of Stockholders' Equity                                 4

Statements of Cash Flows                                           5

Notes to Financial Statements                                      7

                          INDEPENDENT AUDITORS' REPORT



To SBS Data Services, Inc.


We have audited the accompanying balance sheets of SBS Data Services, Inc. as of December 31, 1997 and 1998, and the related statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SBS Data Services, Inc. as of December 31, 1997 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/ Hardman, Guess, Frost & Cummings, P.C.
- ------------------------------------------
Birmingham, Alabama
January 27, 1999

SBS DATA SERVICES, INC.
BALANCE SHEETS

- ----------------------------------------------------------------------------    --------------
                                                         December 31               June 30
- ----------------------------------------------------------------------------    --------------
                                                   1997               1998           1999
- ----------------------------------------------------------------------------    --------------
                                                                                  (Unaudited)
ASSETS

CURRENT ASSETS
  Cash and cash equivalents                       $  524,383     $  935,441         $  691,341
  Accounts receivable:
   Trade                                              45,728        430,845            611,798
   Affiliate                                         115,399         50,140            120,924
   Officers                                                0              0          1,013,900
   Employees                                          28,697         14,463             12,773
- ----------------------------------------------------------------------------    --------------
                                                     189,824        495,448          1,759,395
  Prepaid expenses                                    36,855         32,531             17,457
  Deferred costs--current portion                    124,006        132,203            170,873
- ----------------------------------------------------------------------------    --------------

     TOTAL CURRENT ASSETS                            875,068      1,595,623          2,639,066

OTHER ASSETS
  Equipment and leasehold improvements, net          229,400        433,151            446,857
  Deferred costs--net of current portion             228,366        275,097            324,080
  Due from affiliate                                       0        574,143            921,493
  Other assets                                        81,062        104,098            116,148
- ----------------------------------------------------------------------------    --------------

     TOTAL OTHER ASSETS                              538,828      1,386,489          1,808,578
- ----------------------------------------------------------------------------    --------------


           TOTAL ASSETS                           $1,413,896     $2,982,112         $4,447,644
============================================================================    ==============


- ----------------------------------------------------------------------------    --------------
                                                         December 31               June 30
- ----------------------------------------------------------------------------    --------------
                                                   1997               1998           1999
- ----------------------------------------------------------------------------    --------------
                                                                                  (Unaudited)
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Accounts payable                                 $   62,144     $   54,838         $   65,741
 Accrued liabilities                                  44,331         74,192             50,059
 Unearned income                                      75,000        236,105            113,000
 Deferred revenue--current portion                 1,089,066      1,546,596          2,371,646
 Long-term debt--current portion                      39,974         13,768             14,243
 Capital lease obligation--current portion                 0         48,649             51,570
- ----------------------------------------------------------------------------    --------------

   TOTAL CURRENT LIABILITIES                       1,310,515      1,974,148          2,666,259

Deferred revenue--net of current portion              43,096        136,126            505,387
Long-term debt--net of current portion                41,057         27,265             20,028
Capital lease obligation--net of current portion           0        100,030             73,493
- ----------------------------------------------------------------------------    --------------

   TOTAL LIABILITIES                               1,394,668      2,237,569          3,265,167

STOCKHOLDERS' EQUITY
 Capital stock, par value $1.00 per share;
  10,000 shares authorized, 1,000 shares
  issued and outstanding                               1,000          1,000              1,000
 Additional paid-in capital                          200,000        200,000            200,000
 Retained earnings (deficit)                        (181,772)       543,543            981,477
- ----------------------------------------------------------------------------    --------------

   TOTAL STOCKHOLDERS' EQUITY                         19,228        744,543          1,182,477
- ----------------------------------------------------------------------------    --------------

   TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY                         $1,413,896     $2,982,112         $4,447,644
============================================================================    ==============

                       See notes to financial statements

SBS DATA SERVICES, INC.
STATEMENTS OF INCOME

- -------------------------------------------------------------------------------------------------- ---------------------------
                                                                              Year Ended               Six Months
- -------------------------------------------------------------------------------------------------- ---------------------------
                                                                              December 31             Ended June 30
- -------------------------------------------------------------------------------------------------- ---------------------------
                                                                           1997         1998         1998        1999
- -------------------------------------------------------------------------------------------------- ---------------------------
                                                                                                       (UNAUDITED)

REVENUE
 Data services                                                          $2,282,562    $3,410,872    $1,638,633    $2,396,536
 Cancellation fees                                                               0       817,680             0       193,968
- -------------------------------------------------------------------------------------------------- ---------------------------
                                                                         2,282,562     4,228,552     1,638,633     2,590,504

COSTS AND EXPENSES
 Salaries and benefits                                                     906,668     1,329,746       591,662       809,591
 Service costs                                                             620,264       959,627       437,665       635,803
 Selling and marketing expenses                                             13,788        42,879        17,265        20,191
 Management fees                                                           180,000       189,500        90,000       145,200
 Operating and administrative expenses                                     556,968       837,813       323,478       410,038
- -------------------------------------------------------------------------------------------------- ---------------------------

  TOTAL COSTS AND EXPENSES                                               2,277,688     3,359,565     1,460,070     2,020,823
- -------------------------------------------------------------------------------------------------- ---------------------------

  INCOME FROM OPERATIONS                                                     4,874       868,987       178,563       569,681

OTHER INCOME (EXPENSE)
 Interest income                                                            22,949        31,097        13,388        27,887
 Interest expense                                                          (10,181)      (11,769)       (2,265)       (9,634)
- -------------------------------------------------------------------------------------------------- ---------------------------
                                                                            12,768        19,328        11,123        18,253
- -------------------------------------------------------------------------------------------------- ---------------------------

  NET INCOME                                                            $   17,642    $  888,315    $  189,686    $  587,934
================================================================================================== ===========================

TAX ADJUSTED PROFORMA DATA:
  Income before income taxes                                            $   17,642    $  888,315    $  189,686    $  587,934

  Income taxes - See Note A                                                  6,477       328,739        72,693       221,006
- -------------------------------------------------------------------------------------------------- ---------------------------

    NET INCOME (As Adjusted)                                            $   11,165    $  559,576    $  116,993    $  366,928
================================================================================================== ===========================


See notes to financial statements.

SBS DATA SERVICES, INC.
STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1998 AND 1997 AND
  SIX MONTHS ENDED JUNE 30, 1999 (UNAUDITED)


- -----------------------------------------------------------------------------------------------------------------
                                                                         Additional   Retained
                                                       Capital            Paid-in     Earnings
                                                       Stock              Capital     (Deficit)      Total
- ----------------------------------------------------------------------------------------------------------------

Balance (deficit) at January 1, 1997                   $1,000            $200,000     $(199,414)     $  1,586

Net income                                                  0                   0        17,642        17,642
- ----------------------------------------------------------------------------------------------------------------
Balance (deficit) at December 31, 1997                  1,000             200,000      (181,772)       19,228

Net income                                                  0                   0       888,315       888,315

Dividends paid                                              0                   0      (163,000)     (163,000)
- ----------------------------------------------------------------------------------------------------------------
Balance at December 31, 1998                            1,000             200,000       543,543       744,543
- ----------------------------------------------------------------------------------------------------------------
Net income (unaudited)                                      0                   0       587,934       587,934

Dividends paid (unaudited)                                  0                   0      (150,000)     (150,000)
- ----------------------------------------------------------------------------------------------------------------
 BALANCE AT JUNE 30, 1999
   (UNAUDITED)                                         $1,000            $200,000     $ 981,477    $1,182,477
================================================================================================================

See notes to financial statements.

SBS DATA SERVICES, INC.
STATEMENTS OF CASH FLOWS

- ---------------------------------------------------------------------------------------   --------------------------
                                                                  Year Ended                    Six Months
- ---------------------------------------------------------------------------------------   --------------------------
                                                                  December 31                  Ended June 30
- ---------------------------------------------------------------------------------------   --------------------------
                                                               1997         1998              1998        1999
- ---------------------------------------------------------------------------------------   --------------------------
                                                                                                 (Unaudited)
CASH FLOWS FROM
OPERATING ACTIVITIES
  Net income                                                   $  17,642    $   888,315   $   189,686     $  587,934
  Adjustments to reconcile net
   income to net cash provided
   by operating activities:
     Depreciation and amortization                                87,267        151,948        45,276         51,712
     Loss on sale of equipment                                     1,486          8,048             0            910
     Changes in:
      Accounts receivable:
       Trade                                                     (33,956)      (385,117)     (521,879)      (180,954)
       Affiliate                                                  (2,687)        65,259       115,399        (70,784)
       Employees                                                 (23,874)        14,234        23,594          1,689
      Prepaid expenses                                            (2,006)         4,324       (15,353)        15,074
      Deferred costs                                              22,506        (54,928)       33,857        (87,653)
      Due from affiliate                                               0       (574,143)     (202,940)      (347,350)
      Other assets                                               (23,366)       (23,785)      (57,635)       (12,050)
      Accounts payable                                            31,169         (7,306)      (13,665)        10,903
      Accrued liabilities                                         23,300         29,861        (8,246)       (24,133)
      Unearned income                                             (6,000)       161,105       327,500       (123,105)
      Deferred revenue                                            57,585        550,560       781,583      1,194,311
- ---------------------------------------------------------------------------------------   --------------------------
       NET CASH PROVIDED
         BY OPERATING ACTIVITIES                                 149,066        828,375       697,177      1,016,504

CASH FLOWS FROM
 INVESTING ACTIVITIES
  Loans to officers                                                    0              0             0     (1,013,900)
  Purchases of equipment
   and leasehold improvements                                   (128,663)      (362,998)      (65,147)       (66,327)
- ---------------------------------------------------------------------------------------   --------------------------

       NET CASH USED BY
         INVESTING ACTIVITIES                                   (128,663)      (362,998)      (65,147)    (1,080,227)

CASH FLOWS FROM
 FINANCING ACTIVITIES
  Proceeds from issuance of long-term debt                        46,211              0             0              0
  Proceeds from capital lease obligation                               0        169,891             0              0
  Repayments of capital lease obligation                               0        (21,212)            0        (23,615)
  Repayments of long-term debt                                   (99,031)       (39,998)      (32,038)        (6,762)
  Payment of dividends                                                 0       (163,000)     (148,000)      (150,000)
- ---------------------------------------------------------------------------------------   --------------------------

       NET CASH USED BY
         FINANCING ACTIVITIES                                    (52,820)       (54,319)     (180,038)      (180,377)
- ---------------------------------------------------------------------------------------   --------------------------
       NET CHANGE IN CASH
         AND CASH EQUIVALENTS                                    (32,417)       411,058       451,992       (244,100)

SBS DATA SERVICES, INC.
STATEMENTS OF CASH FLOWS-CONTINUED

- ---------------------------------------------------------------------------------------   --------------------------
                                                                  Year Ended                    Six months
- ---------------------------------------------------------------------------------------   --------------------------
                                                                  December 31                  Ended June 30
- ---------------------------------------------------------------------------------------   --------------------------
                                                               1997         1998              1998        1999
- ---------------------------------------------------------------------------------------   --------------------------
                                                                                                 (Unaudited)
Cash and cash equivalents at beginning of period                 556,800        524,383       524,383        935,441
- ---------------------------------------------------------------------------------------   --------------------------
       CASH AND CASH EQUIVALENTS
         AT END OF PERIOD                                      $ 524,383    $   935,441   $   976,375     $  691,341
=======================================================================================   ==========================
SUPPLEMENTAL DISCLOSURE OF
 CASH FLOW INFORMATION

  Interest paid                                                $  10,181    $    11,769   $     2,265     $    9,634
=======================================================================================   ==========================

SBS DATA SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1997 AND 1998 AND
  SIX MONTHS ENDED JUNE 30, 1999 (UNAUDITED)
_______________________________________________________________________________


NOTE A--SIGNIFICANT ACCOUNTING POLICIES

Company's Activities: The Company is engaged in the processing of data for the financial services industry on a contract basis. Each engagement consists of the conversion of the customer's existing financial data to a format that can be processed by the Company's software. The Company's customer base is comprised of banks and other financial institutions located primarily in the southeastern region of the United States. The Company has acquired a software license to provide data processing services for their customers.

Revenue and Cost Recognition: Conversion fee deposits received on contracts are recorded as unearned income until the conversion is complete. Conversion fee revenue is recognized ratably over the life of the contract. Estimated direct costs associated with each conversion project are capitalized and amortized to expense on a straight-line basis over the life of the underlying contract. Costs capitalized for each contract are based upon the calculated average unreimbursed cost of initially setting up a new account plus the actual fees paid for software usage. These costs are reported as deferred costs in the accompanying financial statements. The Company records maintenance and service fees billed in advance as deferred revenues, and recognizes revenue ratably over the life of the underlying contract as the services are rendered.

Cash Equivalents: Cash equivalents consist of interest-bearing checking accounts and certificates of deposit with maturities of three months or less. Certain cash equivalents are pledged as collateral for an affiliated company's bank loan - See Note H.

Allowance for Doubtful Accounts: Management reviewed accounts receivable and determined that there is no requirement for an allowance for doubtful accounts for the periods presented.

Equipment and Leasehold Improvements: Equipment and leasehold improvements are recorded at cost and are depreciated over their estimated useful lives, or the lease term if shorter, principally on an accelerated method. Repairs that do not extend the useful life of an asset are charged to expense as incurred.

Income Taxes: The Company elected S Corporation status for federal and state income tax purposes at inception, whereby profits, losses and credits are taxed to the shareholders. A charge in lieu of income taxes has been included for pro forma purposes only. The pro forma income taxes approximates an amount based on applicable rates adjusted for permanent differences which are not taxable or deductible for income tax purposes, except that no recognition is given for a net operating loss.

Interim Period Presentation: The unaudited financial statements for the six months ended June 30, 1998 and 1999 have been prepared on a basis substantially consistent with that of audited financial statements included herein. In the opinion of management, such unaudited financial statements include all adjustments (consisting of only normal recurring accruals) necessary for a fair presentation of the results of operations and cash flows. The results of operations for the six months ended June 30, 1999 are not necessarily indicative of results that may be expected for the year ending December 31, 1999.

Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications: Certain amounts in the 1997 financial statements have been reclassified to conform to the 1998 presentation. Such presentation had no material effect on the previously reported financial results.

SBS DATA SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS--CONTINUED
YEARS ENDED DECEMBER 31, 1997 AND 1998 AND
  SIX MONTHS ENDED JUNE 30, 1999 (UNAUDITED)

______________________________________________________________________________


NOTE A--SIGNIFICANT ACCOUNTING POLICIES--CONTINUED

Comprehensive Income: Comprehensive income for the years ended December 31, 1997 and 1998 and the six-month periods ended June 30, 1998 and 1999 is the same as the net income presented in the accompanying statements of operations.

New Accounting Pronouncements: In June of 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities.

It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Statement is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. The statement is not expected to have a significant impact on the Company's financial statements.


NOTE B--EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Equipment and leasehold improvements consist of the following:

                                                      December 31               June 30
- --------------------------------------------------------------------------   ---------------
                                                    1997       1998              1999
- --------------------------------------------------------------------------   ---------------
                                                                              (Unaudited)
Furniture and fixtures                            $  6,334     $ 15,810         $ 15,810
Equipment:
 Office                                             37,588      122,063          130,015
 Communications                                     63,120       64,941           64,941
 Data processing                                   126,508      326,628          360,888
 Loaner                                             14,977       18,842           18,842
 Automotive                                         96,701       86,623           86,623
- --------------------------------------------------------------------------   ---------------
  Total Equipment                                  338,894      619,097          661,309
Software licenses                                   79,700       79,700           97,498
Leasehold improvements                              15,452       69,548           74,956
- --------------------------------------------------------------------------   ---------------
                                                   440,380      784,155          849,573
Less accumulated depreciation and amortization     210,980      351,004          402,716
- --------------------------------------------------------------------------   ---------------

  TOTALS                                          $229,400     $433,151         $446,857
==========================================================================   ===============

NOTE C--NOTE PAYABLE

The Company has a revolving credit agreement with First Commercial Bank (FCB) with a maximum borrowing of $50,000 and interest payable monthly at FCB's prime rate plus one percent. The note is secured by all equipment of the Company, and is personally guaranteed by the Company's shareholders. There was no outstanding balance at December 31, 1997 or 1998 or June 30, 1999 (unaudited).

SBS DATA SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS--CONTINUED
YEARS ENDED DECEMBER 31, 1997 AND 1998 AND
  SIX MONTHS ENDED JUNE 30, 1999 (UNAUDITED)
_______________________________________________________________________________


NOTE D--LONG-TERM DEBT

Long-term debt consists of the following:


                                                                  December 31           June 30
- ---------------------------------------------------------------------------------     -----------
                                                                1997     1998           1999
- ---------------------------------------------------------------------------------     -----------
                                                                                      (Unaudited)
 Note payable to bank due in monthly installments
   of $7,309 including interest at 8.75% through May
   1998.  The note was secured by processing and
   communications equipment, software, and personal
   guarantees of the stockholders.                              $21,936  $     0         $     0

 Note payable to bank due in monthly installments
   of $340 including interest at 8.5% through June
   1998.  The note was secured by a vehicle.                      1,732        0               0

 Note payable to bank due in monthly
   installments of $362 including interest
   at 9.75% through October 1998.  The note
   was secured by a vehicle.                                      3,436        0               0

 Note payable to credit company due in
   monthly installments of $416 including
   interest at 2.9% through August 2000.  The
   note is secured by a vehicle.                                 12,787    8,105           5,715

 Note payable to credit company due in
   monthly installments of $960 including
   interest at 8.90% through April 2002.  The
   note is secured by a vehicle.                                 41,140   32,928          28,556
- ---------------------------------------------------------------------------------     -----------
                                                                 81,031   41,033          34,271
 Less current portion                                            39,974   13,768          14,243
- ---------------------------------------------------------------------------------     -----------

  TOTAL LONG-TERM DEBT                                          $41,057  $27,265         $20,028
=================================================================================     ===========

The anticipated principal maturities of long-term debt for the years subsequent to December 31, 1998 are as follows:

- --------------------------------------------------------------------------------
Year Ending In                                          Amount
- --------------------------------------------------------------------------------
  1999                                                  $13,768
  2000                                                   13,071
  2001                                                   10,689
  2002                                                    3,505
- --------------------------------------------------------------------------------
     TOTAL                                              $41,033
================================================================================

SBS DATA SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS--CONTINUED
YEARS ENDED DECEMBER 31, 1997 AND 1998 AND
  SIX MONTHS ENDED JUNE 30, 1999 (UNAUDITED)

- --------------------------------------------------------------------------------


NOTE E--CAPITAL LEASE

The Company is the lessee of computer equipment under a capital lease expiring in July 2001. The economic substance of the lease is that the Company is financing the acquisition of the asset through the lease, and accordingly, it is recorded as a capital lease in the accompanying financial statements. The property under capital lease as of December 31, 1998 and June 30, 1999 (unaudited) had a cost of $169,891, accumulated amortization of $30,869 and $44,771 and a net book value of $139,022 and $125,120, respectively. The lease is personally guaranteed by the shareholders of the Company. Amortization is included in depreciation expense in the accompanying financial statements.

Future minimum payments, by year and in the aggregate, under the capital lease are as follows at December 31, 1998:

- --------------------------------------------------------------------------------
Fiscal Year Ending In                                Amount
- --------------------------------------------------------------------------------
  1999                                              $ 67,957
  2000                                                67,957
  2001                                                49,524
- --------------------------------------------------------------------------------

     TOTAL MINIMUM LEASE PAYMENTS                    185,438

  Executory costs                                    (11,114)
  Imputed interest                                   (25,645)
- --------------------------------------------------------------------------------

     PRESENT VALUE OF NET MINIMUM LEASE PAYMENTS     148,679

  Less current portion                               (48,649)
- --------------------------------------------------------------------------------

     CAPITAL LEASE OBLIGATION                       $100,030
================================================================================


NOTE F--EMPLOYEE BENEFIT PLAN

The Company maintains a qualified cash or deferred compensation plan under section 401(k) of the Internal Revenue Code. Under the plan, employees may generally elect to defer up to ten percent (10%) of their salary, subject to Internal Revenue Code limits. The Company contributes a matching one hundred percent (100%) of the first six percent (6%) of employee contributions. In addition, the plan allows for the Company to make discretionary contributions that are based on the participants' salary. Company contributions to the plan totaled $38,004 and $48,308 for the years ended December 31, 1997 and 1998 and $12,530 and $22,297 for the six months ended June 30, 1998 and 1999 (unaudited), respectively.


NOTE G--OPERATING LEASES

The Company leased various data processing equipment under a noncancelable operating lease, which terminated in July 1998. The lease agreement required an affiliated company to maintain equity at a percentage of adjusted assets as prescribed in the agreement. The affiliate did not meet the equity requirements, but the Company obtained a written waiver of the requirement.

SBS DATA SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS--CONTINUED
YEARS ENDED DECEMBER 31, 1997 AND 1998 AND
  SIX MONTHS ENDED JUNE 30, 1999 (UNAUDITED)

- --------------------------------------------------------------------------------


NOTE G--OPERATING LEASES--CONTINUED

The Company leases the office space it occupies in Alabama from an Alabama Limited Liability Company controlled by the shareholders of the Company. The original lease agreement was for a period of one year, at a monthly rental of $1,000. This lease was replaced in 1998 by a lease with similar terms with additional space at a monthly rate of $8,500.

During 1995, the Company entered into an operating lease for office space located in Norcross, Georgia for a monthly rental of $2,775 over a sixty-month term. Monthly rentals increase annually by an escalation factor based upon increases in the Consumer Price Index, and were $2,919 and $2,973 per month for the years ended December 31, 1997 and 1998, respectively. The Company terminated the lease during 1998, incurring a termination fee of $9,620.

During 1997, the Company began leasing space in northwest Florida from an Alabama Limited Liability Company controlled by the shareholders of the Company. The lease agreement is for a period of five years and automatically renews unless canceled 30 days before expiration of the term, at a monthly rental of $2,500.

The accompanying financial statements include rental expense related to these operating leases for the years ended December 31, 1997 and 1998 of $106,356 and $180,681 and the six months ended June 30, 1998 and 1999 (unaudited) of $99,145 and $66,000, respectively.

Future minimum payments, by year and in the aggregate, under noncancelable operating leases consist of the following at December 31, 1998:

- -------------------------------------------------------------------------------
Year Ending In                                                      Amount
- -------------------------------------------------------------------------------
    1999                                                            $132,000
    2000                                                             132,000
    2001                                                             132,000
    2002                                                             119,500
    2003                                                               8,500
- --------------------------------------------------------------------------------

     TOTAL FUTURE MINIMUM LEASE PAYMENTS                            $524,000
================================================================================


NOTE H--RELATED PARTY MATTERS AND CONTINGENCY

Certain properties are leased from related parties. See note G.

The Company purchases computer equipment from an affiliated company. These purchases totaled approximately $97,000 and $142,000 for the years ended December 31, 1997 and 1998 and $52,000 and $110,000 for the six months ended June 30, 1998 and 1999 (unaudited), respectively.

Management fees were paid to an affiliated company based on an estimated allocation of shared overhead expenses.

Beginning in 1998 an affiliated company transferred servicing of a certain product to the Company, which generated revenue of approximately $87,000 in 1998.

SBS DATA SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS--CONTINUED
YEARS ENDED DECEMBER 31, 1997 AND 1998 AND
  SIX MONTHS ENDED JUNE 30, 1999 (UNAUDITED)

- --------------------------------------------------------------------------------


NOTE H--RELATED PARTY MATTERS AND CONTINGENCY--CONTINUED

The Company has pledged $205,000 of cash equivalents (certificates of deposit) as collateral for an affiliated company's bank loan.

The Company loaned an affiliated company approximately $574,000 during 1998 for working capital purposes.


NOTE I--CONCENTRATIONS OF CREDIT RISK

Financial instruments that potentially subject the Company to credit risk consist of cash and cash equivalents.

The Company's cash and cash equivalents are on deposit with financial institutions in Alabama. The Federal Deposit Insurance Corporation insures amounts at each institution up to $100,000. At December 31, 1997 and 1998, the Company's uninsured cash and cash equivalent balances total $262,468 and $609,598, respectively.


NOTE J--SUBSEQUENT EVENT (Unaudited)

The Company was acquired pursuant to an Agreement and Plan of Merger dated August 6, 1999 by and between The InterCept Group, Inc. ("InterCept"), Zeenet Corporation, a wholly-owned subsidiary of InterCept ("Zeenet"), the Company and the shareholders of the Company. Under this agreement, Zeenet merged with and into the Company, and the Company became a wholly-owned subsidiary of InterCept. In exchange for all of the outstanding shares of stock of the Company, InterCept issued an aggregate of 192,307 shares of InterCept common stock to the Company's shareholders.

In connection with the merger, the Company's 401(k) Plan was terminated. As a result, all participants became 100% vested in the Plan.

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